UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2023, the Board of Directors of Kirby Corporation (“Kirby”) expanded the size of the Board of Directors from nine to ten directors and elected Susan W. Dio to fill the vacancy, to serve as a Class I director until the Annual Meeting of Stockholders in 2023. The Board of Directors determined that Ms. Dio will serve as an independent director. Ms. Dio has more than 25 years of experience in international refining, petrochemicals and oil and gas. She most recently served as Chairman and President of BP America, providing oversight for BP’s businesses in the United States. At this time, Ms. Dio has not been appointed to serve on a committee of the Board of Directors. The Board will take action to approve Ms. Dio’s director compensation at its next meeting, but it is anticipated that Ms. Dio will receive the standard compensation for directors under Kirby’s Nonemployee Director Compensation Program, prorated for her current term of office, including an automatic grant of approximately $41,875 in value of restricted shares of Kirby common stock and a prorated annual director fee of $18,750 payable quarterly. The shares of restricted stock vest six months after the date of grant.

Item 9.01. Financial Statements and Exhibits

d)
Exhibits:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated January 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	January 24, 2023	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer